Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan and Employees’ Stock Purchase Plan of Senseonics Holdings, Inc. of our report dated March 13, 2018, with respect to the consolidated financial statements of Senseonics Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Tysons, VA

May 10, 2018